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                                                                   Exhibit 10.41

                               FIRST AMENDMENT TO
                              AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT


         THIS FIRST AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this "First Amendment") is made and entered into as of this 31st day of December, 2003, by and among HAWK CORPORATION, a Delaware corporation ("Hawk"), Friction Products Co., an Ohio corporation (together with Hawk, "Employer") and NORMAN C. HARBERT ("Employee").

                                    RECITALS

     A. The parties are parties to the Amended and Restated Employment Agreement dated as of December 31, 2001 (the "Restated Agreement"); and

     B. The parties desire to further amend the Restated Agreement in accordance with the terms set forth in this First Amendment;

     NOW THEREFORE, in consideration of the premises and the promises and agreements contained herein and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, and intending to be legally bound, Employer and Employee amend the Restated Agreement, as follows:

1. DUTIES. The second sentence of Section 4 of the Restated Agreement beginning with the four words "During the Employment Period" is hereby deleted and replaced in its entirety with the following:

     During the Employment Period, Employee shall perform such duties and responsibilities as are set forth in Section 5(b) of this Agreement and shall chair Employer's annual stockholder meeting.

2. LIMITATIONS ON AUTHORITY. Section 5(b) of the Restated Agreement is hereby deleted and replaced in its entirety with the following:

     (b) Notwithstanding anything else herein contained, Employer shall cause Weinberg, as long as he remains Chief Executive Officer of Hawk and any successor to Weinberg as Chief Executive Officer of Hawk, to consult in advance with Employee on each of the matters set forth below; provided that each of Employer and Employee understand and agree that Employee's consent or approval with respect to any of the following matters shall not be required and in no way shall



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          Employee be vested with any authority to set policy on behalf of
          Employer with respect to any such matter:

               (i) The (A) evaluation of key management employees of Hawk together with salary reviews, and (B) increases in compensation of key management employees of Hawk;

               (ii) The entering into and/or execution of contracts, agreements, joint ventures and other commitments which would have a material effect on the business, financial condition and affairs, properties, assets, obligations, and operation of Hawk;

               (iii) The formulation of the annual budget and business plan of Hawk;

               (iv) The formulation of the business goals of Hawk;

               (v) The merger, consolidation, combination, liquidation, or sale of all or substantially all the assets or stock of Hawk or any of its affiliates that are material to Hawk as a whole and the acquisition or purchase of all or substantially all the assets or stock of another company or entity that is material to Hawk as a whole; and

               (vi) Any other matter which would have a material effect on the business, operations, financial condition or affairs, assets or properties of Hawk.

          Notwithstanding anything else herein contained, the parties agree that the purchase or sale by Hawk or any of its affiliates of any asset from or to any person, firm, corporation or other entity related to or controlled by either Employee or Weinberg shall be determined by Employee and Weinberg jointly.

3. EXPRESS CHANGES ONLY. Except as set forth in this First Amendment, all of the terms and provisions of the Restated Agreement shall remain unmodified and in full force and effect.

4. CAPTIONS. The captions in this First Amendment are included for convenience only and shall not in any way affect the interpretation or construction of any provision hereof.

5. GOVERNING LAW. This First Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of Ohio.

6. SUBMISSION TO JURISDICTION. Employer may enforce any claim arising out of or relating to this First Amendment, or arising from or related to the employment relationship existing in connection with this First Amendment in any state or federal court having subject matter jurisdiction and located in Cleveland, Ohio. For the purpose of any action or proceeding instituted with respect to any such claim, Employee hereby irrevocably submits to the jurisdiction of such courts and irrevocably consents to the service of process out of said courts by


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mailing a copy thereof, by registered mail, postage prepaid, to Employee and agrees that such service, to the fullest extent permitted by law, (i) shall be deemed in every respect effective service of process upon him in any such suit, action or proceeding, and (ii) shall be taken and held to be valid personal service upon and personal delivery to him. Nothing herein contained shall affect the right of Employer to serve process in any other manner permitted by law or preclude Employer from bringing an action or proceeding in respect hereof in any other country, state or place having jurisdiction over such action. Employee irrevocably waives, to the fullest extent permitted by law, any objection which he has or may have to the laying of the venue of any such suit, action or proceeding brought in any such court located in Cleveland, Ohio, and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum.

7. COUNTERPARTS. This First Amendment may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original and all such counterparts together, shall constitute one and the same instrument. The execution and delivery of facsimiles of this First Amendment shall be binding on the parties hereto.

8. ENTIRE AGREEMENT, AMENDMENTS AND WAIVERS . There are and were no oral or written representations, warranties, understandings, stipulations, agreements, or promises made by any party, or by any agent, employee, or other representative of any party, pertaining to the subject matter of this First Amendment which have not been incorporated into this First Amendment. This First Amendment shall not be modified, changed, terminated, amended, superseded, waived, or extended except by a written instrument executed by the party or parties against whom enforcement is sought.

                            [signature page follows]



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"EMPLOYER"                                "EMPLOYEE"

HAWK CORPORATION


By:  /s/ Ronald E. Weinberg               By: /s/ Norman C. Harbert
     -------------------------------          ----------------------------------
     Ronald E. Weinberg                       Norman C. Harbert
Its: Chief Executive Officer

Attested to:

By:  /s/ Byron S. Krantz
     -------------------------------
     Byron S. Krantz
Its: Secretary




FRICTION PRODUCTS CO.


By:  /s/ Ronald E. Weinberg
     -------------------------------
     Ronald E. Weinberg
Its: Chief Executive Officer

Attested to:

By:  /s/ Byron S. Krantz
     -------------------------------
     Byron S. Krantz
Its: Secretary




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